Exhibit 99.1
General Software, Inc.
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
IN U.S. DOLLARS

CERTIFIED PUBLIC ACCOUNTANTS	Tel 206.382.7777 • Fax 206.382.7700
601 UNION STREET, SUITE 2300	www.pscpa.com
SEATLE, WASHINGTON 98101
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder
General Software, Inc.
Bellevue, Washington
We have audited the accompanying balance sheet of General Software, Inc. (“the Company”) as of December 31, 2007, and the related statements of operations, shareholder’s equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Software, Inc. as of December 31, 2007, and the results of its operations, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.
/S/ PETERSON SULLIVAN LLP
Seattle, Washington
October 7, 2008

GENERAL SOFTWARE, INC.
BALANCE SHEET
December 31, 2007

ASSETS

Current Assets
Cash	$254,987
Accounts receivable	755,608
Other current assets	112,102

Total current assets	1,122,697

Property and equipment, net	18,515
Other assets — deposits	25,523

Total assets	$1,166,735

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities
Accounts payable	$8,167
Accrued compensation and related liabilities	254,903
Deferred revenue	406,769
Other current liabilities	378,336

Total liabilities	1,048,175

Shareholder’s Equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,000,000 shares issued and outstanding	400,000
Additional paid-in capital	225,548
Retained deficit	(506,988)

Total shareholder’s equity	118,560

Total liabilities and shareholder’s equity	$1,166,735

See Notes to Financial Statements

GENERAL SOFTWARE, INC.
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

Revenue
Software and royalty licenses	$3,000,475
Engineering services	818,349
Other services	583,869
Other	11,674

4,414,367

Cost of revenue
Services	689,889
Other	39,917

Gross margin	3,684,561

Operating expenses
Research and development	1,271,638
Sales and marketing	1,842,732
General and administrative	956,002

Total operating expenses	4,070,372

Net loss	$(385,811)

See Notes to Financial Statements

GENERAL SOFTWARE, INC.
STATEMENT OF SHAREHOLDER’S EQUITY
For the Year Ended December 31, 2007

	Common Stock
				Retained
	Number of		Additional	earnings
	shares	Amount	paid-in capital	(deficit)	Total
Balance, December 31, 2006	40,000,000	$400,000	$14,359	$219,018	$633,377

Share-based compensation expense			211,189		211,189

Distributions to shareholder				(340,195)	(340,195)

Net loss				(385,811)	(385,811)

Balance, December 31, 2007	40,000,000	$400,000	$225,548	$(506,988)	$118,560

See Notes to Financial Statements

GENERAL SOFTWARE, INC.
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2007

Cash Flows from Operating Activities
Net loss	$(385,811)
Reconciliation of net loss to net cash flows from operating activities:
Depreciation and amortization expense	30,794
Share-based compensation expense	211,189
Change in operating asset and liabilities accounts:
Accounts receivable	(154,651)
Other current assets	(29,864)
Accounts payable	(37,244)
Accrued compensation and related liabilities	(27,323)
Deferred revenue	57,708
Other current liabilities	101,678

Net cash flows from operating activities	(233,524)

Cash Flows from Investing Activity
Purchase of property and equipment	(21,697)

Cash Flows from Financing Activity
Distributions to shareholder	(340,195)

Net decrease in cash	(595,416)

Cash, beginning of year	850,403

Cash, end of year	$254,987

Supplemental disclosure of cash activities:

Cash paid for interest	$—

Cash paid for taxes	$—

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS
Note 1. Description of Business
General Software, Inc. (“the Company”) designs, develops, supports, and sells Core System Software (“CSS”), which is the modern form of BIOS (“Basic Input-Output System”). This technology supports and enables the compatibility, connectivity, security, and manageability of the various components and technologies used in many devices. CSS customers are primarily original equipment manufacturers (“OEMs”) and original design manufacturers (“ODMs”). These customers incorporate CSS products during the manufacturing process. The Company also provides training, post contractual support, and engineering services.
The Company was incorporated in the State of Washington in 1990. It has elected S-Corporation status with the Internal Revenue Service (“the IRS”) and has a single shareholder. The Company has one office located in Bellevue, Washington.
Note 2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.
On an on-going basis, the Company evaluates its accounting estimates, including but not limited to, its estimates relating to: a) allowance for uncollectible accounts; b) accruals for potential liabilities; c) useful lives and/or realizability of carrying values for property and equipment and; d) fair values for elements in multiple-deliverable revenue arrangement. Actual results could differ materially from those estimates.
Cash
The Company considers all highly liquid securities purchased with an original remaining maturities of less than three months at the date of purchase to be cash equivalents.

Accounts Receivable
Accounts receivable amounts are non-interest bearing and are stated at their face amounts less any allowance. Provisions for doubtful accounts are estimated based on assessment of the probable collection from specific customer accounts, the aging of the accounts receivable, analysis of credit memo data, bad debt write-offs, and other known factors. If an account was determined to be uncollectible, it would be written off against the allowance. As of December 31, 2007, management determined no allowance for doubtful accounts was required.
Property and Equipment
Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful life of the assets, which are typically three to seven years. Leasehold improvements are recorded at cost and amortized over the lesser of the useful life of the assets or the remaining term of the related lease, whichever is shorter.
Software Development Costs
The Company complies with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed,” which specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Software production costs for computer software that is to be used as an integral part of a product or process shall not be capitalized until both (a) technological feasibility has been established for the software and (b) all research and development activities for the other components of the product or process have been completed. The Company has not capitalized any software development costs as technological feasibility is generally not established until a working model is completed, at which time substantially all development is complete.
Long-Lived Assets Impairment
Long-lived assets are reviewed when changes in circumstances require the determination as to whether their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets.” Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on the quoted market values, discounted cash flows, or internal and external appraisal, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. For the year ended December 31, 2007, no impairment charges were recorded.

Revenue Recognition
The Company licenses software under non-refundable license agreements and provides services including non-recurring engineering, maintenance (consisting of product support services and rights to unspecified updates on a “when-and-if available” basis) and training.
Revenues from software license agreements are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable.
In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole, software and software-related elements are accounted for in accordance with AICPA Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition.” Software-related elements include software products and services, as well as any non-software deliverable for which a software deliverable is essential to its functionality. The Company allocates revenue to each element based upon vendor-specific objective evidence (“VSOE”) of the fair value of the element or, if VSOE for delivered elements is not available, by application of the residual method if VSOE is available for the undelivered. VSOE of fair value for an element is based upon the price charged when the element is sold separately.
The Company recognizes revenue related to the delivered products or services only if the above revenue recognition criteria are met, any undelivered products or services are not essential to the functionality of the delivered products and services, and payment for the delivered products or services is not contingent upon delivery of the remaining products or services. If revenue recognition criteria are not met, revenue is deferred until delivery of the last element.
Software and Royalty Licenses: Software license revenue is recognized when the four elements of revenue recognition are met as described above. Royalties from OEMs and ODMs are generally for a specific number of license copies and are non-refundable. Provided all revenue recognition elements have been met, the Company recognizes the related revenue when the customer submits an approved order for additional licenses.
Engineering Services: The Company provides non-recurring engineering services on a fixed fee basis. Revenue from these arrangements is generally recognized in accordance with SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” When estimates of effort expended clearly correspond to the underlying contract payment terms (which are generally longer-term larger contracts), revenue is recognized using the percentage-of-completion method. When effort expended does not clearly correspond to the contract payment terms (which are generally shorter-term smaller contracts), the revenue is recognized using completed contract method.

Other Services: Training revenue is recognized when performed. Maintenance revenue is deferred and recognized ratably over the maintenance period, which is typically one year.
Other Revenue and Expense Policies: The Company records revenue net of any sales, use, value-added or certain excise taxes imposed by governmental authorities on sales transactions.
Shipping and handling costs and out-of-pocket expenses reimbursed by customers are included in revenues and cost of revenues and are recognized when incurred.
Warranty
The Company offers a limited warranty with the sale of a software license. Historically, the costs associated with providing warranty services have been negligible and thus the Company has not recorded an associated liability as of December 31, 2007.
Share-Based Payments
On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), "Share-Based Payment” (“SFAS 123(R)”), which requires measurement of compensation cost for all share-based compensation awards at fair value on date of grant and recognition of compensation cost over the requisite service period.
Through December 31, 2005, the Company accounted for share-based payments to employees under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, "Accounting for Stock Options Issued to Employees,” and related interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation.” Under APB 25, stock option expense is recognized based on the intrinsic value method whereby any difference between exercise price and fair value of the common stock on the date of grant is recognized as stock option compensation expense ratably over the vesting period.
The Company adopted SFAS 123(R) using the prospective transition method whereby compensation cost recognized subsequent to January 1, 2006, includes compensation cost for all stock options granted, modified, repurchased, or cancelled subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). The Company amortizes stock compensation cost ratably over the requisite service period (typically the vesting period). Additionally, under this transition method, stock options that were outstanding at the date of adoption of SFAS 123(R) continue to be accounted for using the accounting principles originally applied to them.
To estimate the fair value of stock options and stock appreciation rights, the Company uses the Black-Scholes option pricing model. This model requires inputs such as expected term, expected volatility, expected dividend yield, and the risk-free interest rate. There was no capitalized share-based employee compensation cost as of December 31, 2007, and no recognized tax benefit relating to share-based employee compensation.

Fair Value of Financial Instruments
The carrying values of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued liabilities, approximate their fair values due to their short maturities.
Concentration of Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. At times, cash balances may exceed federally insured limits.
The Company extends credit on open accounts to its customers and does not require collateral. Two customers accounted for 19% and 11% of accounts receivable as of December 31, 2007.
New Accounting Pronouncements
In September 2006, Financial Accounting Standards Board (“FASB”) issued SFAS No. 157 “Fair Value Measurements.” SFAS 157 addresses differences in the definition of fair value and guidance in applying the definition of fair value to the many accounting pronouncements that require fair value measurements. SFAS 157 emphasizes that (1) fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing the asset or liability for sale or transfer and (2) fair value is not entity-specific but based on assumptions that market participants would use in pricing the asset or liability. Finally, SFAS 157 establishes a hierarchy of fair value assumptions that distinguishes between independent market participant assumptions and the reporting entity’s own assumptions about market participant assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company does not expect that SFAS 157 will have a material impact on its financial position, results of operations, or cash flows.
In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities.” SFAS 159 provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases, and is effective for fiscal years beginning after November 15, 2007. The Company does not expect that SFAS 159 will have a material impact on its financial position, results of operations, or cash flows of the Company.

Note 3. Property and Equipment, Net
Property and equipment consists of the following:

	Useful Life	2007
Computer hardware and software	3 - 5 years	$172,309
Equipment	5 years	76,405
Furniture and fixtures	5 - 7 years	84,013
Leasehold improvements	Lesser of	33,565

	estimated life or lease term

		366,292

Less accumulated depreciation and amortization		(347,777)

		$18,515

Depreciation and amortization expense totaled $30,794 for 2007.
Note 4. Other Current Assets, Other Current Liabilities, and Deferred Revenue
The following table provides details of other current assets:

Prepaid rent	$24,780
Prepaid insurance	3,450
Deposits (current)	19,459
Deferred engineering costs	64,413

$112,102

The following table provides details of other current liabilities:

Accrued SARSEP liability (Note 5)	$181,328
Accrued sales tax (Note 6)	188,166
Section 125 cafeteria plan	7,474
Deferred rent	1,368

$378,336

Deferred revenue is comprised of the following revenue sources:

Maintenance services	$249,169
Engineering services	116,500
Software licenses	21,300
Training services	19,800

$406,769

Note 5. Retirement Plan
The Company established a Salary Reduction Simplified Employee Pension (“SARSEP”) plan (“the Plan”) on December 31, 2006. Since its inception, the Plan has failed some of the operating requirements set by the IRS. As of December 31, 2007, the cost to correct the prior year failures under the IRS voluntary correction program was estimated at $181,328 and is included in other current liabilities on the balance sheet. The Plan was terminated in May 2008.
Note 6. Sales Taxes
The Company’s customers are primarily OEMs and ODMs, who are generally located out-of-state. These customers generally qualify as resellers. In a review of its sales tax practices, the Company determined that certain transactions may be subject to taxation. At December 31, 2007, the liability was estimated at $188,166 and is recorded in other current liabilities.
Note 7. Commitments and Contingencies
Operating Leases
The Company had a lease commitment related to office facilities. In November 2007, the Company entered into a lease agreement for a new office space commencing in March 2008. Future minimum operating lease payments required under signed leases for office space are as follows for years ending December 31:

2008	$175,066
2009	190,545
2010	194,997
2011	81,712

$642,320

Total rent expense was $208,107 for 2007.

Line of Credit
The Company has a line of credit with its primary bank for $200,000. The line expires on December 1, 2008, and is renewable annually. All assets of the Company have been pledged as collateral for the lines of credit. As of December 31, 2007, the full line of credit was available for use.
Note 8. Share-based payments
In December 2000, the Company adopted the 2000 Stock Incentive Plan (“the Plan”). In December 2006, the Board of Directors, who are administrators of the Plan, approved amendments to the Plan to change it to include stock appreciation rights (“SARs”). The Plan allows for the Company to settle SARs in cash or common stock and, thus, are accounted for similarly to stock options. Prior to 2007, all equity awards issued were stock options. Beginning in 2007, all equity awards issued were SARs. The disclosures below include the combined activity of stock options and SARs.
Stock options and SARs grants generally vest over a 48-month period, with 25% of the total shares vesting on the first anniversary of the date of grant or hire date and the remaining shares vest quarterly over a 36-month period. All awards grants generally expire ten years after the date of grant, unless the option holder terminates employment or his/her relationship with the Company. Vested options granted under the Plan generally may be exercised for two months after termination of the optionee’s service to the Company.
The following table sets forth the 2007 option activity under the Plan:

			Weighted
		Weighted	Average
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(years)	Value
Balance as of January 1, 2007	2,758,000	$0.10
Options granted	205,000	0.10
Options exercised	0
Options forfeited or expired	(161,000)	0.10

Balance as of December 31, 2007	2,802,000	$0.10	7.99	$952,680

Exercisable at December 31, 2007	1,049,500	$0.10	6.65	$356,830
Weighted average grant date fair value of options granted during the year was $0.32.

The fair value of each award is estimated as of the date of grant using the Black-Scholes option valuation model that uses assumptions noted in the following table. As the Company does not have a readily determinable value for its common stock, the expected volatility is based on implied volatilities from the closing market price of the Company’s closest publicly-traded competitor.

2007
Expected volatility	70%
Expected term (years)	7
Risk-free rate	3.88%
Expected dividends	0%
A summary of the status of the Company’s nonvested awards as of December 31, 2007, and changes during the year ended December 31, 2007, is as follows:

		Weighted	Weighted
		Average	Average
		Grant Date	Exercise
	Shares	Fair Value	Price
Nonvested, January 1, 2007	2,182,813	$0.29	$0.10
Granted	205,000	0.32	0.10
Vested	(589,375)	0.28	0.10
Forfeited	(45,938)	0.13	0.10

Nonvested, December 31, 2007	1,752,500	0.30	0.10

The total fair value of options that vested during the year was $164,712. As of December 31, 2007, there was $528,603 of total unrecognized compensation cost related to nonvested awards granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.97 years.
The Company issues new shares upon exercise of awards. No stock options or SARs have been exercised since the inception of the Plan.
Note 9. Subsequent Events
On August 31, 2008, the Company was acquired by Phoenix Technologies, Ltd for a combination of cash and shares of the acquiring company. As part of the transaction, the stock-based instruments were settled for cash.